As filed with the Securities and Exchange Commission on June 30, 2015.

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENGLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0322261
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
654 N. Sam Houston Parkway E., Suite 400
Houston, Texas 77060-5914
(Address of Principal Executive Offices) (Zip Code)

ENGLOBAL CORPORATION
2009 EQUITY INCENTIVE PLAN
(Full Title of the plan)

Name, Address and Telephone Number of Agent for Service:	Copy of Communications to:
Tami Walker Vice President, General Counsel and Secretary ENGlobal Corporation 654 N. Sam Houston Parkway E., Suite 400 Houston, Texas 77060 (281) 878-1000	E. James Cowen Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered (1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	750,000	$1.34	$1,005,000	$117
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “ Securities Act” ), also registered hereunder is an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the ENGlobal Corporation 2009 Equity Incentive Plan (the “Plan”).

(2)
Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the NASDAQ Capital Market on June 29, 2015, $1.34. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

Statement Under General Instruction E - Registration of Additional Securities

This registration statement registers an additional 750,000 shares of the common stock of ENGlobal Corporation (“Registrant”) related to the ENGlobal Corporation 2009 Equity Incentive Plan, which are the same class as other securities for which registration statements on Form S-8, File No. 333-161246 and File No. 333-193214 (the “Prior Registration Statements”), have been previously filed.  Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

Item 8.      Exhibits

Exhibit No.	Description
4.1
Registrant’s specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 filed with the SEC on October 31, 2005 (File No. 333-129336)).

4.2	Registrant’s 2009 Equity Incentive Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2009 (File No. 001-14217)).
4.3
Amendment to Registrant’s 2009 Equity Incentive Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2012 (File No. 001-14217)).

4.4
Amendment to Registrant’s 2009 Equity Incentive Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 8, 2013 (File No. 001-14217)).

4.5
Amendment to Registrant’s 2009 Equity Incentive Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2015 (File No. 001-14217)).

*5.1	Opinion of Holland & Hart LLP with respect to the legality of the securities.
*23.1	Consent of Hein & Associates LLP, Houston, Texas.
*23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1).
*24.1	Power of Attorney (included on signature page of this registration statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 30th day of June, 2015.

ENGLOBAL CORPORATION

By:	/s/ Mark A. Hess
Mark A. Hess
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Coskey, P.E. and Mark A. Hess, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William A. Coskey, P.E.	Chief Executive Officer, President, Chairman of the Board and Director (Principal Executive Officer)	June 30, 2015
William A. Coskey, P.E.

/s/ Mark A. Hess	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 30, 2015
Mark A. Hess

/s/ David W. Gent	Director	June 30, 2015
David W. Gent

/s/ Randall B. Hale	Director	June 30, 2015
Randall B. Hale

/s/ David C. Roussel	Director	June 30, 2015
David C. Roussel

INDEX TO EXHIBITS

Exhibit No.	Description
4.1
Registrant’s specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 filed with the SEC on October 31, 2005 (File No. 333-129336)).

4.2	Registrant’s 2009 Equity Incentive Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2009 (File No. 001-14217)).
4.3
Amendment to Registrant’s 2009 Equity Incentive Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2012 (File No. 001-14217)).

4.4
Amendment to Registrant’s 2009 Equity Incentive Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 8, 2013 (File No. 001-14217)).

4.5
Amendment to Registrant’s 2009 Equity Incentive Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2015 (File No. 001-14217)).

*5.1	Opinion of Holland & Hart LLP with respect to the legality of the securities.
*23.1	Consent of Hein & Associates LLP, Houston, Texas.
*23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1).
*24.1	Power of Attorney (included on signature page of this registration statement).

* Filed herewith.